Exhibit 10.1
            February 23, 2002 Multiple Rights Distribution Agreement.




This International Multiple Rights Distribution License Agreement is made as of February 23, 2002 between NEW CANNON DISTRIBUTION LTD ("Licensor") (located at Channel Islands) mail address New Cannon Distribution Ltd c/o New Cannon, Inc - 304 N. Edinburgh Ave., Los Angeles, CA, 90048, USA and PYRAMID located at 1/12 Ganetskogo sq. building # 1, Moscow 125171, RUSSIA, with respect to the Picture and Territory briefly described for reference purposes only as follows:

                  Picture:                  TRAIN TO HELL

                  Territory:                RUSSIA

                  Region:                   Not Applicable

Subject to timely payment of all monies due Licensor and Distributor's due performance of all other Terms of this Agreement, Licensor licenses exclusively to Distributor, and Distributor accepts from Licensor, the Picture in the Territory for the Term identified below on all the Terms and Conditions of this Agreement.

                  This Agreement consists of the following parts: this Cover Page, Deal Terms, being the Basic License Deal Terms, Financial Deal Terms, Delivery Deal Terms and Additional Terms. All parts of this Agreement will be interpreted together to form one Agreement. Where not defined where they first appear, words used in this Agreement are otherwise defined in the Standard Term and Conditions, Schedule of Definitions or in accordance with industry custom.

                  Where either party is an agent acting for a principal, that party represents and warrants to the other that it has full authority to execute this Agreement on behalf of its principal and that its principal will be bound by its terms.

                  IN WITNESS WHEREOF, Licensor and Distributor have executed this Agreement as of the date first written to constitute a binding contract between them.


                              Licensor Distributor
NEW CANNON DISTRIBUTION LTD                          PYRAMID



             By:                          By:
                 ------------                 ---------
                 Its Chairman                 Its title

DEAL TERMS
BASIC LICENSE DEAL TERMS


Picture: TRAIN TO HELL

Territory:        RUSSIA

Region:  Not Applicable

Term: Starting on execution and ending FIVE (5) years from delivery of initial materials.

Authorized Language(s):                     RUSSIAN and ENGLISH

Authorized Video Use(s):                    PAL, SECAM, CASSETTE, DISC, DVD

Authorized Television Run(s):       Unlimited



                                       II.
LICENSED RIGHTS TERMS


         A Right is licensed to Distributor only if expressly so designated by mark in the "Yes" box. Any Right not marked or marked in the "No" box is a Reserved Right of Licensor.

A. Cinematic Rights:
                                    Licensed
         Theatrical:           [ ] Yes      [x] No
         Non-theatrical:       [ ] Yes      [x] No
         Public Video:         [x] Yes      [ ] No

B. Video Rights:
                                    Licensed
Home Video:                    [x] Yes      [ ] No
Commercial Video:              [x] Yes      [ ] No

C. Ancillary:
                                    Licensed
Airline:                   [ ] Yes    [x] No
Ship:                                 [ ] Yes        [x] No
Hotel:                                [ ] Yes        [x] No





D. Pay-Per View:
                                    Licensed
Residential:                   [x] Yes      [ ] No
Commercial:                    [x] Yes      [ ] No
Demand View:                   [x] Yes      [ ] No

E.       Television Rights:
                             Pay Television Licensed
Terrestrial:                   [x] Yes    [ ] No
Cable:                                    [x] Yes        [ ] No
Satellite:                     [x] Yes    [ ] No

Free Television
Terrestrial:      [v] Yes        [ ] No
Cable:            [v] Yes        [ ] No
Satellite:        [v] Yes        [ ] No


Initial/:____                                         Initial/:____

                                      III.
FINANCIAL TERMS


Guarantee:                 U.S. FOUR   THOUSAND.     FLAT PRICE

Amount:                    US $4,000 payable as follows:

    --------------------------- ----------------------------------------------- --------------------------------------
                 Installment                                                              Payment   Method
       %           AAmount              Payment Event                                W/T          L/C        Other
    -------- ------------------ ----------------------------------------------- -------------- ----------- -----------
    10%      US$  400           on Execution of this Agreement                        v           N/A         N/A

    -------- ------------------ ----------------------------------------------- -------------- ----------- -----------
    90%      US$ 3,600          on Notice of Initial Delivery                         v           N/A         N/A
    -------- ------------------ ----------------------------------------------- -------------- ----------- -----------

The Guarantee is a minimum net sum and no taxes or charges of any kind may be deducted from it.

                                       IV.
DELIVERY TERMS

A.       Initial Materials of Feature & Trailer:

         [x]    Dialogue List             [x]    PAL Video Master (625)
         [ ]    Press Books               [ ]    B&W Stills
         [ ]    One Sheets                [ ]    Color Slides
         [ ]    Trailer (Post)            [ ]    Color Keyart Transparency

B.       Method of Delivery:

         By Physical Delivery, Lab Access, or otherwise as Licensor may designate for each item.

C.       Materials Payment:

         Prior to delivery, Distributor will remit payment to Licensor for the materials ordered in accordance with the Proforma Invoice provided by Licensor and in accordance with Licensor's instructions.

D.       Materials Shipment:

         Per Distributor's instructions





         Initial/:____                                   Initial/:____

                                       V.
                                ADDITIONAL TERMS
                                ----------------

A.       Governing Law:

         State of California, U.S.A

B.       Forum:

         Los Angeles

C.                Additional Deal Terms:


1. Any dispute under this Agreement will be resolved by final and binding arbitration under the Rules of International Arbitration of the American Film Marketing Association in effect when the arbitration is filed.

2. If so requested by Licensor, Distributor agrees to execute a Notice and Acknowledgment of Assignment in favor of Licensor's lender.




Initial/:____                                                Initial/:____

                    NOTICE AND ACKNOWLEDGEMENT OF ASSIGNMENT
                    ----------------------------------------


         This Notice and Acknowledgment of Assignment (the "Agreement") is entered into as of February 23, 2002, by and between PYRAMID ("Distributor"), NEW CANNON DISTRIBUTION LTD ("Licensor") and BARKLAYS BANK PLC (the "Bank").

         This Agreement is entered into with reference to the following facts:

A.This Agreement is entered into with reference to that certain motion picture currently entitled TRAIN TO HELL (the "Picture").

B.Licensor  and  Distributor  have entered  into that  certain  Multiple  Rights
  License Agreement, dated as of February 23, 2002 relating to the distribution and exploitation of the Picture (the "Distribution Agreement") with respect to the territories of the United States of America.

C.As a condition precedent to the Bank's entering into the Loan Agreement and making any loans thereunder, the Bank requires that Distributor enter into his Agreement.

         NOW, THEREFORE, for good and valuable consideration, and in order to induce the Bank to enter into the Loan Agreement and to make loans on the terms and conditions set forth therein, and as a material consideration to the Bank for doing so, the parties hereto agree as follows:

         NOTICE OF ASSIGNMENT.
         ---------------------

                  1.1 Assignment to the Bank. Licensor has irrevocably assigned to the Bank all amounts payable to Licensor in connection with the Picture, including, without limitation, the distribution guarantee due to Licensor pursuant to the Distribution Agreement (in the sum of U.S. FOUR THOUSAND [$10,000])(the "Advance") and all other amounts payable to Licensor under the Distribution Agreement (collectively "the Bank's Assigned Receipts").

                  1.2 Notice to Distributor. Licensor hereby:

                  1.21 notifies Distributor of the above-referenced assignment;

                  1.22  instructs   Distributor  to  furnish  to  the  Bank  and
Guarantor duplicates of all notices and statements from Distributor to Licensor under the Distribution Agreement; and

                  1.23 notifies Distributor that the authority, instructions and directions contained in this paragraph 1 are coupled with an interest and are in all respects irrevocable and without right of rescission or modification without the Bank's and Guarantor's written consent.

  ACCEPTANCE AND ACKNOWLEDGEMENT. Distributor and Licensor each hereby agree:
  ------------------------------

                  2.1 to pay the Bank's Assigned Receipts as and when due and payable (as set forth in Exhibit "A" hereto), by wire transfer, to the Bank at its offices at NEW CANNON DISTRIBUTION LTD at Barklays Bank PLC, 75 Wall Street , New York, USA, Swift Code: BARC GB22, ABA Number 257 (account - Global Treasury Services, London), (sub account: Barclays Bank plc, Jersey) for the credit of:: NEW CANNON DISTRIBUTION LTD, US dollar call account number 69569155, Reference TRAIN TO HELL (or such other address as the Bank may designate in writing);

                  2.2 until repayment of the Indebtedness and any sums owing to Licensor, to send to the Bank duplicates of all legal notices and accounting statements pertaining to the Picture furnished by Distributor to Licensor under the Distribution Agreement, and to permit the Bank or its representatives to audit, examine and take excerpts from all of Distributor's books and records pertaining to the Picture, at reasonable times and on reasonable notice, subject to any limitations set forth in the Distribution Agreement; and

                  2.3 to notify the Bank promptly of any conflicting notice received by Distributor or of any claims by any third party that such third party is entitled to receive all or any portion of the Advance.

             ADDITIONAL AGREEMENTS. Notwithstanding anything to the contrary contained in the Distribution Agreement, Distributor hereby agrees as follows:

                  3.1 The grant of rights to Distributor pursuant to the Distribution Agreement is expressly conditioned upon and subject to
Distributor's payment of the Advance in full as and when due and payable in accordance with the terms and provisions of this Agreement. If the Licensor fails to deliver the Picture in accordance herewith and makes payment to the Bank in an amount equal to the Advance and if Distributor has been refunded all monies theretofore paid to Licensor, the Distribution Agreement shall be null and void and Distributor's rights with respect to the Picture, pursuant to the Distribution Agreement, or otherwise, shall terminate automatically;

                  3.2 Distributor acknowledges that its obligation to pay the Bank's Assigned Receipts as set forth herein and pursuant to the terms of Exhibit "A" hereto is absolute and conditioned only upon Distributor's receipt of written notification of the availability of the materials listed in Exhibit "A" hereto;

                  3.3 Distributor hereby agrees to make payment (in lawful money of the United States) of the Bank's Assigned Receipts to the Bank, on the dates specified for such payments in Exhibit "A" hereto;

                  3.4 Distributor acknowledges and agrees that it has no right to terminate the Distribution Agreement. If Distributor notifies the Bank and Licensor in writing that it is terminating the Distribution Agreement (a "Distributor Termination Notice"), such termination shall be ineffective as against the Bank and Licensor unless, concurrently with such termination, Distributor pays to the Bank and Licensor, as applicable, an amount equal to the lesser of either (i) the outstanding balance of all sums theretofore advanced, loaned, expended or incurred by the Bank and Licensor, as applicable, with respect to the Picture (including, without limitation, all interest accrued and fees, costs and expenses incurred) pursuant to the Loan Agreement and the Completion Guaranty as of the date of the Distributor Termination Notice, or
(ii) the full amount of the Advance payable by Distributor under the Distribution Agreement as if the Picture were delivered to Distributors as and when due, less any amounts received by the Bank and Licensor, as applicable, from Distributor prior to the date of the Distributor Termination Notice;

                  3.5 Unless Distributor has terminated the Distribution Agreement pursuant to paragraph 3.4, above, if Distributor assigns any or all of its rights under the Distribution Agreement prior to payment of the Advance, as between Distributor and the Bank, Distributor and its assignee shall be and remain jointly and severally liable to the Bank pursuant to the Distribution Agreement and this Agreement; and

                  3.6 Distributor acknowledges that the Bank has taken an assignment only of the right to receive payment of the Bank's Assigned Receipts and that the Bank has not assumed any of Licensor's obligations or liabilities under the Distribution Agreement. Distributor further acknowledges that it shall look solely to Licensor for the performance and discharge of any such obligations and liabilities.

                  PAYMENTS TO THE BANK; DISTRIBUTOR'S WAIVER OF RIGHTS OF OFFSET, ETC. Subject only to Exhibit "A" attached hereto, Distributor hereby agrees to make payment (in lawful money of the United States) of the Bank's Assigned Receipts to the Bank, in accordance with the instructions in paragraph 2.1, above. Distributor shall pay to the Bank an amount equal to the Advance without the assertion, as against the Bank, of any right of offset, reservation, counterclaim, cross-collateralization or defense that Distributor may have against Licensor or any other party. In that regard, solely as between Distributor, the Bank and Licensor, Distributor hereby waives each and every such right, whether provided for in the Distribution Agreement or otherwise, which could or would adversely affect such payment to or any rights of the Bank.

                  IRREVOCABLE PAYMENT OF ADVANCE. Notwithstanding anything to the contrary contained in the Distribution Agreement or in this Agreement, Distributor hereby acknowledges and agrees that, solely as between Distributor and the Bank, payment of the Advance to the Bank shall be irrevocable and not subject to return or recession of any kind or nature whatsoever; provided, however, that Distributor shall retain all of its rights and remedies against Licensor under the Distribution Agreement, at law or otherwise.

                  NO MODIFICATION OF THE DISTRIBUTION AGREEMENT. Except as expressly provided herein, Distributor shall not modify, amend or terminate the Distribution Agreement, or enter into or do any of the foregoing with respect to any other agreement in any way relating to the Picture, that would affect or lessen any of the rights granted to the Bank under the Loan Agreement, any other Loan Document or otherwise, without the Bank's prior written consent in each instance. Distributor shall send the Bank a courtesy copy of all other modifications or amendments to the Distribution Agreement or any such other agreement, although Distributor's inadvertent failure to do so shall not be deemed a breach hereof.

                  ADDITIONAL REPRESENTATIONS AND WARRANTIES. Distributor hereby represents and warrants as follows:

                  7.1 it has all necessary power and has taken all action necessary to make this Agreement, upon its execution, a valid, binding and enforceable obligation of Distributor; and

                  7.2 no consent, waiver or approval of any third party is necessary for Distributor to enter into and perform this Agreement or the consummation of the transactions contemplated hereby.

                  CALIFORNIA LAW; AMENDMENTS. This Agreement in all respects shall be governed and construed in accordance with the internal laws of the State of California, applicable to contracts made and to be performed therein, but excluding any laws regarding conflicts of law. No amendment to this Agreement shall be effective unless in writing and signed by each party hereto.

                  ARBITRATION. Each of the parties hereto agrees that any dispute under the Distribution Agreement or this Agreement, including, without limitation, any disputes relating to Distributor's obligation to pay the Advance to the Bank when due, shall be resolved by mandatory binding arbitration under the Rules of International Arbitration of the American Film Marketing Association ("AFMA") in effect as of the date the request for arbitration is filed (the "Rules")(or, in the event that, at such time, AFMA is not in the business of conducting such arbitrations, the arbitration rules of any successor international film marketing association based in Los Angeles that provides arbitration procedures, or, if none, the rules of the American Arbitration Association). Each of the parties may initiate such an arbitration pursuant to the Rules. The arbitration will be held in Los Angeles or at an alternate forum chosen pursuant to the Rules (the "Forum"). Distributor, the Bank and Licensor agree that they each will abide by any decision rendered in such arbitration, and that any court having jurisdiction may enforce such a decision. Each of the parties hereto submits to the exclusive jurisdiction of the courts of the state and county of the Forum as an appropriate place for compelling an arbitration or accept service of process for all arbitral proceedings in accordance with the Rules and to accept service of process for any judicial or other proceedings by registered mail.

                  FURTHER DOCUMENTS. The parties hereto agree to execute such further documents as may be reasonably necessary to carry out the intent and purposes of this Agreement.

                  COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument and shall bind and inure to the benefit of each of the parties hereto and their respective successors and assigns.

                  ASSIGNABILITY. Distributor acknowledges that the Bank may sell or assign any or all of its rights or obligations pursuant to the Loan Agreement, the Note and all related agreements, including this Agreement, to any party acquiring any or all of the Bank's rights with respect to the Loan Agreement.

                  NOTICES. Except as otherwise expressly provided herein, any notice, request, demand or other communication provided for hereunder or under any of the other Loan Documents to be given shall be in writing and shall be personally served or send by United States mail, and shall be deemed to have been given when deposited in the United States mail, registered or certified, with postage prepaid. The addresses of the parties hereto (until notice of a change thereof is served as provided in this paragraph) shall be as follows:

         To the Bank:                       BARKLAYS BANK PLC
                                            75 Wall Street, New York, USA
                                            (Global Treasury Services, London
                                             Barclays Bank plc, Jersey)

         With a copy to:                    NEW CANNON INC.
                                            304 N. Edinburgh Avenue
                                            Los Angeles, CA 90048
                                            Attention:    Menahem Golan

         To Distributor:                    PYRAMID
                                            1/12 Ganetskogo sq. building # 1,
                                            Moscow 125171,  RUSSIA
                                            Attention:    Sergey Sendyk

         To Licensor:                       NEW CANNON DISTRIBUTION LTD
                                            C/o New Cannon, Inc
                                            304 N. Edinburgh Avenue
                                            Los Angeles, CA 90048   USA

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

                              Licensor Distributor
NEW CANNON DISTRIBUTION LTD                          PYRAMID


             By:________________________ By:________________________
                   Its Chairman                 Its title

ACCEPTED TO AND ACKNOWLEDGED:


                              Licensor Distributor
NEW CANNON DISTRIBUTION LTD                          PYRAMID


             By:________________________ By:________________________
                             Its Chairman Its title